EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 12, 2015, in Amendment No. 2 to the Registration Statement (Form F-1) and related Prospectus of Kornit Digital Ltd. dated February 25, 2015.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
March 12, 2015	A Member of Ernst & Young Global